Ex. 99.1
XPEL Reports Revenue Growth of 15.2%; Net Income Growth of 28.8% in First Quarter 2025;
Announces $50 million Stock Repurchase Program

San Antonio, TX – May 6, 2025 – XPEL, Inc. (Nasdaq: XPEL) (the "Company"), a global provider of protective films and coatings, announced consolidated results1 for the first quarter of 2025.

First Quarter 2025 Overview:

•Revenue increased 15.2% to $103.8 million in the first quarter of 2025.

•Gross margin of 42.3% in the first quarter of 2025.

•EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) increased 23.2% to $14.4 million, or 13.9% of revenue, compared to $11.7 million, or 13.0% of revenue in the first quarter of 2024.2

•Net income increased 28.8% to $8.6 million, or $0.31 per basic and diluted share, versus net income of $6.7 million, or $0.24 per basic and diluted share in the first quarter of 2024.

Ryan Pape, President and Chief Executive Officer of XPEL, commented, "We are off to a good start in 2025 with both solid top line and bottom line performance. We will remain focused on delivering outstanding products and services to our customers as we navigate the ongoing tariff uncertainty."

Stock Repurchase Program

The Company's Board of Directors has authorized the Company to repurchase up to $50 million of the Company's common stock. The timing and amount of shares repurchased will depend on the stock price, business and market conditions, corporate and regulatory requirements, alternative investment opportunities, acquisition opportunities and other factors. The repurchase program may be suspended or discontinued at any time.

Financial Highlights for the First Quarter 2025:

Summary consolidated financial information for the first quarter 2025 and 2024 (unaudited, dollars in thousands):

	Three Months Ended March 31,				% Change
	2025	% of Total Revenue	2024	% of Total Revenue	2025 vs. 2024
Total revenue	$103,805	100.0%	$90,104	100.0%	15.2%
Gross margin	43,896	42.3%	37,876	42.0%	15.9%
Operating Expenses	32,776	31.6%	28,647	31.8%	14.4%
Net income	8,586	8.3%	6,666	7.4%	28.8%
EBITDA[2]	14,411	13.9%	11,700	13.0%	23.2%
Net cash provided by (used in) operating activities	$3,228	3.1%	$(4,959)	n/a	n/a

Geographical Revenue Summary

	Three Months Ended March 31,		% Change	% of Total Revenue
	2025	2024	Inc (Dec)	2025	2024
United States	$58,073	$52,048	11.6%	56.0%	57.8%
Continental Europe	11,148	10,216	9.1%	10.7%	11.3%
Canada	9,426	11,080	(14.9)%	9.1%	12.3%
China	8,107	1,450	459.1%	7.8%	1.6%
Middle East/Africa	5,910	5,143	14.9%	5.7%	5.7%
Asia Pacific	5,000	3,750	33.3%	4.8%	4.2%
United Kingdom	3,579	3,486	2.7%	3.4%	3.9%
Latin America	2,562	2,931	(12.6)%	2.5%	3.2%
Total	$103,805	$90,104	15.2%	100.0%	100.0%

Overall Revenue
•Total revenue grew 15.2% compared to first quarter of 2024 ("YoY").
•US revenue increased 11.6% YoY.
•Middle East/Africa region had a record revenue quarter.

Product and Service Revenue
•Total product revenue increased 17.7% YoY and represented 75.8% of total revenue.
•Total window film revenue increased 28.1% YoY and represented 18.0% of total revenue.
•Total service revenue increased 7.9% YoY and represented 24.2% of total revenue.
•Total installation revenue (labor and product combined) grew 11.6% YoY.
•Adjusted product revenue (combining cutbank credits revenue and product revenue) increased 16.2% YoY.

Other Financial Information
•Gross margin percentage was 42.3% and 42.0% in the first quarter of 2025 and 2024, respectively.
•Sales and marketing expense increased 14.3% YoY.
•General and administrative expense increased 14.5% YoY.
•Net income increased $1.9 million or 28.8% YoY.
•EBITDA increased 23.2% YoY2.

Cash Flows from Operations
•Cash flows provided by operations were $3.2 million in the first quarter 2025.

2025 Second Quarter Outlook

•The Company expects second quarter 2025 revenue of approximately $117 - $119 million.

Please see the information under "Forward-looking Statements" below regarding certain cautionary statements relating to our 2025 Second Quarter Outlook.
Conference Call Information

The Company will host a conference call and webcast today, May 6, 2025 at 11:00 a.m. Eastern Time to discuss the Company’s first quarter 2025 results.

To access the live webcast, please visit the XPEL, Inc. website at https://investor.xpel.com/events-and-presentations/.

To participate in the call by phone, dial (888) 506-0062 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0011. Callers should use access code: 154157.

A replay of the teleconference will be available until June 5, 2025 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 52324.

About XPEL, Inc.
XPEL is a leading provider of protective films and coatings, including automotive paint protection film, surface protection film, automotive and architectural window films, and ceramic coatings. With a global footprint, a network of trained installers and proprietary DAP software, XPEL is dedicated to exceeding customer expectations by providing high-quality products, leading customer service, expert technical support and world-class training. XPEL, Inc. is publicly traded on Nasdaq under the symbol “XPEL”.

1 The results summarized above for 2025 are preliminary and unaudited. As the Company completes its quarter-end financial close processes and finalizes its financial statements for the first quarter of 2025, it is possible that the Company may identify items that require it to make adjustments to the preliminary information set forth above, and those adjustments could be material. Full first quarter 2025 financial information will be included in the filing of the Company’s Quarterly Report on Form 10-Q with the Securities and Exchange Commission which is anticipated on or prior to May 9, 2025.

2 See "Non-GAAP Financial Measure" and "Reconciliation of Non-GAAP Financial Measure" below.

Forward-looking Statements

This release includes forward-looking statements (within the meaning of Section 27A of the Securities act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended) regarding XPEL, Inc. and its business, which may include, but is not limited to, anticipated use of proceeds from capital transactions, expansion into new markets, execution of the company's growth strategy and outlook. Often, but not always, forward-looking statements can be identified by the use of words such as "plans," "is expected," "expects," "scheduled," "intends," "contemplates," "anticipates," "believes," "proposes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may," "could," "would," "might" or "will" be taken, occur or be achieved. Such statements are based on the current expectations and assumptions of the management of XPEL. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: competition, a prolonged or material contraction in automotive sales and production volumes, disruption in our supply chain, technology that could render our products obsolete, changes in the way vehicles are sold, damage to our brand and reputation, cyber events and other legal and regulatory developments. There are several risks, uncertainties, and other important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Report on Form 10-K. Although XPEL has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and XPEL undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measure

To aid in the understanding of XPEL's ongoing business performance, XPEL uses EBITDA, a non-GAAP financial measure. EBITDA is defined as net income (loss) plus interest expense, net, plus income tax expense plus depreciation and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. It is not a measurement of XPEL's financial performance under GAAP and should not be considered as an alternative to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly title measures. For a full reconciliation of EBITDA to comparable GAAP measure, refer to the reconciliation titled "Reconciliation of Non-GAAP Financial Measure."

For more information, contact:
Investor Relations: John Nesbett/Jennifer Belodeau IMS Investor Relations Phone: (203) 972-9200 Email: xpel@imsinvestorrelations.com

XPEL, Inc.
Consolidated Statements of Income (Unaudited)
(In thousands except per share data)

	Three Months Ended March 31,
	2025	2024
Revenue
Product revenue	$78,712	$66,852
Service revenue	25,093	23,252
Total revenue	103,805	90,104

Cost of Sales
Cost of product sales	48,439	42,135
Cost of service	11,470	10,093
Total cost of sales	59,909	52,228
Gross Margin	43,896	37,876

Operating Expenses
Sales and marketing	11,875	10,391
General and administrative	20,901	18,256
Total operating expenses	32,776	28,647

Operating Income	11,120	9,229

Interest expense	75	473
Foreign currency exchange (gain) loss	(235)	272

Income before income taxes	11,280	8,484
Income tax expense	2,694	1,818
Net income	$8,586	$6,666

Earnings per share
Basic	$0.31	$0.24
Diluted	$0.31	$0.24
Weighted Average Number of Common Shares
Basic	27,655	27,630
Diluted	27,676	27,637

XPEL, Inc.
Consolidated Balance Sheets
(In thousands except share and per share data)

	(Unaudited)	(Audited)
	March 31, 2025	December 31, 2024
Assets
Current
Cash and cash equivalents	$23,541	$22,087
Accounts receivable, net	33,359	29,146
Inventory, net	115,306	110,904
Prepaid expenses and other current assets	6,093	5,314
Income tax receivable	—	893
Total current assets	178,299	168,344
Property and equipment, net	17,254	17,735
Right-of-use lease assets	19,240	19,490
Intangible assets, net	33,795	34,562
Deferred tax asset, net	235	—
Other non-current assets	1,555	1,350
Goodwill	44,444	44,126
Total assets	$294,822	$285,607
Liabilities
Current
Current portion of notes payable	$65	$63
Current portion lease liabilities	5,075	4,666
Accounts payable and accrued liabilities	34,377	36,789
Income tax payable	2,065	—
Total current liabilities	41,582	41,518
Deferred tax liability, net	—	469
Other long-term liabilities	1,826	1,810
Non-current portion of lease liabilities	15,809	16,126
Non-current portion of notes payable	151	229
Total liabilities	59,368	60,152
Commitments and Contingencies (Note 11)
Stockholders’ equity
Preferred stock, $0.001 par value; authorized 10,000,000; none issued and outstanding	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 27,661,587 and 27,651,773 issued and outstanding, respectively	28	28
Additional paid-in-capital	16,136	15,550
Accumulated other comprehensive loss	(3,409)	(4,236)
Retained earnings	222,699	214,113
Total stockholders’ equity	235,454	225,455
Total liabilities and stockholders’ equity	$294,822	$285,607

XPEL, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net income	$8,586	$6,666
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of property, plant and equipment	1,535	1,333
Amortization of intangible assets	1,521	1,410
Gain on sale of property and equipment	—	(18)
Stock compensation	679	630
Provision for credit losses	73	89
Deferred income tax	(766)	(157)

Changes in assets and liabilities:
Accounts receivable	(3,915)	(4,763)
Inventory, net	(4,188)	(3,878)
Prepaid expenses and other current assets	(551)	(2,325)
Income taxes receivable and payable	2,954	904
Accounts payable and accrued liabilities	(2,700)	(4,850)
Net cash provided by (used in) operating activities	3,228	(4,959)
Cash flows used in investing activities
Purchase of property, plant and equipment	(1,003)	(2,017)
Proceeds from sale of property and equipment	2	—
Acquisition of a business, net of cash acquired	(42)	(757)
Development of intangible assets	(513)	(340)
Net cash used in investing activities	(1,556)	(3,114)
Cash flows from financing activities
Net borrowings on revolving credit agreement	—	5,000
Restricted stock withholding taxes paid in lieu of issued shares	(93)	—
Repayments of notes payable	(77)	(15)
Net cash (used in) provided by financing activities	(170)	4,985
Net change in cash and cash equivalents	1,502	(3,088)
Foreign exchange impact on cash and cash equivalents	(48)	93
Increase (Decrease) in cash and cash equivalents during the period	1,454	(2,995)
Cash and cash equivalents at beginning of period	22,087	11,609
Cash and cash equivalents at end of period	$23,541	$8,614

Supplemental schedule of non-cash activities
Non-cash lease financing	$832	$952
Issuance of common stock for vested restricted stock units	$190	$57
Supplemental cash flow information
Cash paid for income taxes	$519	$1,152
Cash paid for interest	$89	$430

Reconciliation of Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure. EBITDA is defined as net income (loss) plus interest expense, net, plus income tax expense plus depreciation expense and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. It is not a measurement of our financial performance under GAAP and should not be considered as alternatives to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our operating results as reported under GAAP.

EBITDA does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of ongoing operations and other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

EBITDA Reconciliation (in thousands)

	(Unaudited)
	Three Months Ended March 31,
	2025	2024
Net Income	$8,586	$6,666
Interest	75	473
Taxes	2,694	1,818
Depreciation	1,535	1,333
Amortization	1,521	1,410
EBITDA	$14,411	$11,700